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                                    EXHIBIT 5

                                                                         STREICH
                                                                           LANG

           Phoenix Office                             A Professional Association
           Renaissance One                                    Attorneys
          Two North Central
     Phoenix, Arizona 85004-2391
            602 229-5200
          Fax: 602 229-5690

                                                               December 18, 1997

                                                           Writer's Direct Line:
                                                              (602) 229-5509


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Zila, Inc.

Ladies and Gentlemen:

    This firm is counsel for Zila, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation and Bylaws of the Company. We have also acted as counsel for the Company with respect to certain matters in connection with the preparation of a Registration Statement on Form S-8 registering 1,000,000 shares of Common Stock, $.001 par value (the "Shares") under the Securities Act of 1933. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

    Based upon the foregoing, it is our opinion that:

    1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

    2. The Shares, when issued, will be duly and validly issued, fully-paid and nonassessable.

    We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Registration Statement, and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

                                                     Very truly yours,

                                                     /s/ Kevin J. Tourek

                                                     Kevin J. Tourek
                                                     FOR THE FIRM